SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 10, 2003
Date of Report (Date of earliest event reported)

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item  5.                                Other Events and Required FD Disclosure

On September 10, 2003, the Registrant entered into a Stock Purchase Agreement by and among the Registrant, Horseshoe Gaming Holding Corp. (“Horseshoe”) and each of the stockholders of Horseshoe, pursuant to which the Registrant will acquire all outstanding shares of Horseshoe for a total purchase price of $915 million in cash, plus cash held by Horseshoe as of the closing date and the amount of certain agreed-upon capital expenditures made by Horseshoe prior to the closing date.  In addition, the Registrant will assume existing indebtedness of Horseshoe, which was approximately $535 million as of August 31, 2003.  The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement filed as Exhibit 2.1 hereto, which is incorporated herein by reference.

Item 7.                                   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)         Exhibits

2.1                              Stock Purchase Agreement, dated as of September 10, 2003 by and among Harrah’s Entertainment, Inc., Horseshoe Gaming Holding Corp., and each of the stockholders of Horseshoe Gaming Holding Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: September 16, 2003	By:	/s/ SCOTT E. WIEGAND
Name: Scott E. Wiegand
Title: Corporate Secretary